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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): January 7, 2000

                            McLEODUSA INCORPORATED
            (Exact name of registrant as specified in its charter)

  Delaware                              0-20763                   42-1407240
(State or Other                       (Commission                (IRS Employer
Jurisdiction of Incorporation)        File Number)      Identification Number)

          McLeodUSA Technology Park
          6400 C Street S.W., P.O. Box 3177
          Cedar Rapids, IA                              52406-3177
          (Address of Principal                         (Zip Code)
          Executive Offices)

      Registrant's telephone number, including area code: (319) 364-0000
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     Fourth Quarter and Fiscal Year Results for 1999
     -----------------------------------------------

     On January 26, 2000, McLeodUSA Incorporated (the "Company") issued a press release reporting results for its fourth quarter and fiscal year 1999. The Company reported that revenues were $908.8 million for the year ended December 31, 1999, compared to $604.1 million for 1998. Competitive telecommunications revenues, which includes local and long distance and private line and data, grew 72% for the year. Earnings per share for the year was a negative $1.61, compared to a negative $0.99 for 1998. EBITDA (earnings before interest, taxes, depreciation and amortization) for the year was a positive $59.0 million, compared to $20.0 million for 1998.

     The Company reported fourth quarter revenues of $263.9 million, compared to revenues of $165.5 million for the same quarter of 1998. Competitive telecommunications revenues grew 94% over the total for the fourth quarter of 1998. Earnings per share for the quarter was a negative $0.43, compared to a negative $0.25 for the same quarter in 1998. EBITDA was a positive $24.0 million in the fourth quarter, compared to $15.1 million in third quarter 1999 and $10.1 million for fourth quarter 1998.

     Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference herein, is the text of the press release issued by the Company on January 26, 2000.

     Executive Employment Contracts
     ------------------------------

     On January 7, 2000, the Company entered into executive employment agreements with Clark E. McLeod, Stephen C. Gray and Roy A. Wilkens (collectively, the "Executives"). These agreements set forth the terms and conditions for the respective employment of Mr. McLeod as Chairman and Chief Executive Officer of the Company, Mr. Gray as President and Chief Executive Officer for Local Services, and Mr. Wilkens as President and Chief Executive Officer for Data Services. A summary of significant terms of the agreements are as follows:

     .    Term.  The term of the agreements will run until January 7, 2003.

     . Salary and Bonus Compensation. Each of the Executives will receive an initial base annual salary of $400,000, subject to a potential increase each year based on competitive survey data. In addition, each Executive will be entitled to bonus opportunities set at not less than 50% of the base annual salary.

     . Equity Compensation. In connection with the agreements, Mr. McLeod was granted an option to purchase 1,000,000 shares of the Company's Class A common stock and each of Messrs. Gray and Wilkens were granted an option to purchase 2,000,000 shares of the Company's Class A common stock. Each option has an option price

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          equal to the fair market value of the Company's Class A common stock which, in accordance with the Company's 1996 Employee Stock Option Plan is the closing price of the Class A Common Stock on January 6, 2000.

     . Other Benefits. Each Executive is eligible to participate in all of the Company's standard benefit plans.

     . Noncompetition and Nonsolicitation. The Executives are bound by noncompetition and nonsolication covenants for the term of the agreements, and for an additional year in certain circumstances.

     . Severance Benefits. If an Executive's employment is terminated prior to expiration of the applicable employment agreement for any reason other than for cause or by the Executive for good reason, the Company will be obligated to pay to such Executive certain customary severance benefits.

     The foregoing summary is not a comprehensive explanation of all of the terms and provisions set forth in the Company's agreements with Messrs. McLeod, Gray and Wilkens. Specific reference should be made to the actual agreements, which are attached in Exhibits 99.2 99.3 and 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

                                    * * * *

     Some of the statements contained in this Current Report on Form 8-K discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, these so-called forward-looking statements can be identified by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These statements only reflect the prediction of the Company. Actual events or results may differ substantially. Important factors that could cause actual results of the Company to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which the Company operates and the emergence of future opportunities, all of which could cause actual results and experience of the Company to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is filed with the Securities and Exchange Commission.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Description.
     ------------

     (c)       Exhibits.

        99.1 Press Release, dated January 26, 2000, announcing the Company's results for the fourth quarter and for fiscal year 2000.

        99.2 Employment Agreement dated January 7, 2000, between the Company and Clark E. McLeod.

        99.3 Employment Agreement dated January 7, 2000, between the Company and Stephen C. Gray.

        99.4 Employment Agreement dated January 7, 2000, between the Company and Roy A Wilkens.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2000            McLEODUSA INCORPORATED


                                   By: /s/ Randall Rings
                                      ----------------------
                                       Randall Rings
                                       Vice President, Secretary and
                                          General Counsel
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                                 EXHIBIT INDEX

99.1 Press Release, dated January 26, 2000, announcing the Company's results for the fourth quarter and for fiscal year 2000.

99.2   Employment Agreement dated January 7, 2000, between the Company and Clark
       E. McLeod.

99.3 Employment Agreement dated January 7, 2000, between the Company and Stephen C. Gray.

99.4 Employment Agreement dated January 7, 2000, between the Company and Roy A Wilkens.